REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Trustees and Shareholders of The Travelers Series Trust:


In planning and performing our audit of the financial statements and financial highlights of The Travelers Series Trust: U.S. Government Securities Portfolio for the year ended December 31, 1995, Social Awareness Stock Portfolio for the year ended December 31, 1995 and the Utilities Portfolio for the year ended December 31, 1995, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and financial highlights and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of Travelers Series Trust is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures. Two of the objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit the preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal accounting control structure, errors or irregularities may occur and not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements and financial highlights being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control structure that we consider to be material weaknesses, as defined above, as of December 31, 1995.

This report is intended solely for the information and use of management of The Travelers Series Trust and the Securities and Exchange
Commission.


COOPERS & LYBRAND L.L.P.


Hartford, Connecticut
February 7, 1996


REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Trustees and Shareholders of The Travelers Series Trust:


In planning and performing our audit of the financial statements and financial highlights of The Zero Coupon Bond Fund Portfolio Series 1998, Zero Coupon Bond Fund Portfolio Series 2000 and Zero Coupon Bond
Fund Portfolio Series 2005 of The Travelers Series Trust for the period October 11, 1995 (date operations commenced) to December 31, 1995, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and financial highlights and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of The Travelers Series Trust is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures. Two of the objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit the preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal accounting control structure, errors or irregularities may occur and not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements and financial highlights being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control structure that we consider to be material weaknesses, as defined above, as of December 31, 1995.

This report is intended solely for the information and use of management of The Travelers Series Trust and the Securities and Exchange
Commission.


COOPERS & LYBRAND L.L.P.


Hartford, Connecticut
February 7, 1996